EXHIBIT 23.1

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 5, 1998 appearing on page F-2 of JW Charles Financial Services, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP


Tampa, Florida
April 2, 1998